UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, 27th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2010, GlobalOptions, Inc. (“GOI”), a wholly-owned subsidiary of GlobalOptions Group, Inc. (the “Company”), The Bode Technology Group, Inc., a Delaware corporation and wholly-owned subsidiary of GOI (“Bode”, and together with GOI, the “Borrowers”), and Silicon Valley Bank, a California chartered bank (the “Bank”), entered into a Seventh Loan Modification Agreement (the “Modification Agreement”) with respect to that certain Fourth Amended and Restated Loan and Security Agreement, dated as of March 31, 2008, by and among the Borrowers and the Bank, as amended (the “Loan Agreement”).

The Loan Agreement provides for a working capital line of credit based on Borrowers’ eligible receivables (the “Facility”).  The Modification Agreement amended the terms of the Loan Agreement in order to reflect the completion of the Company’s sales of its Preparedness Services business unit on July 16, 2010, pursuant to that certain Asset Purchase Agreement, dated May 13, 2010, by and among the Company, GOI and Witt Group Holdings, LLC, and its Fraud and Special Investigative Services Unit business unit on July 20, 2010, pursuant to that certain Asset Purchase Agreement, dated June 11, 2010, by and among the Company, GOI and GlobalOptions Services, Inc.  The Company’s entry into the abovementioned agreements and completion of the related transactions were previously disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission.

The Modification Agreement amended the terms of the Loan Agreement to, among other things: (i) extend the maturity date of the Facility to January 27, 2011; (ii) set the applicable interest rate with respect to the amount outstanding under the Facility at 1%, plus the greater of (A) 6.25% or (B) the Bank’s most recently announced “prime rate”; (iii) eliminate the collateral handling fee and early termination fee under the Loan Agreement; (iv) replace the minimum EBDA (as defined under the Loan Agreement) financial covenant under the Loan Agreement with a financial covenant requiring minimum Liquidity (as defined under the Loan Agreement) of $5 million; and (v) permit the Company to repurchase up to $3 million of its capital stock on the open market, provided that no event of default under the Loan Agreement exists or would result from any such repurchase.

The foregoing description of the Modification Agreement is not complete and is qualified in its entirety by reference to the full text of the Modification Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Seventh Loan Modification Agreement, dated September 27, 2010, by and among GlobalOptions, Inc., The Bode Technology Group, Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2010	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Jeffrey O. Nyweide
		Name:	Jeffrey O. Nyweide
		Title:	Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description

10.1	Seventh Loan Modification Agreement, dated September 27, 2010, by and among GlobalOptions, Inc., The Bode Technology Group, Inc. and Silicon Valley Bank.